Exhibit 23.6

201 County Court Blvd., Suite 304, Brampton, ON, L6W 4L2

Ph: 905-595-0575 Fax: 905-595-0578 www.peconsulting.ca

CONSENT OF P&E MINING CONSULTANTS INC.

We hereby consent to the incorporation by reference of any estimates of reserves or mineralized material and other analyses performed by us in our capacity as an independent consultant to McEwen Mining Inc. (“the Company”), which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and as incorporated by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-224476 and 333-234612), Form S-4 (No. 333- 226858) and Form S-8 (Nos. 333-144563, 333-144569, 333-112269, 333-179143, 333-179144, 333-204693, and 333-222609), and any amendment, prospectuses or supplements thereto, and in any amendment to any of the foregoing. We further consent to the use of our name in the Annual Report on Form 10-K.

Dated: March 15, 2024

/s/ Eugene Puritch
Eugene Puritch, P.Eng., FEC, CET
President
P&E Mining Consultants Inc.